PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
AMERICAN HOME MORTGAGE HOLDINGS, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 14, 2003

The undersigned hereby appoints Michael Strauss and Stephen A. Hozie, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Special Meeting of Stockholders of American Home Mortgage Holdings, Inc. (“American Home”) to be held at American Home’s executive offices, at 1:00 p.m. (New York time), on October 14, 2003, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of American Home shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE REORGANIZATION OF AMERICAN HOME, “FOR” THE ISSUANCE OF SHARES OF AMERICAN HOME INVESTMENT CORP. (“AHM INVESTMENT CORP.”) COMMON STOCK TO STOCKHOLDERS OF APEX MORTGAGE CAPITAL, INC. (“APEX”) IN THE MERGER, AND “FOR” THE ADOPTION OF APEX’S STOCK OPTION PLAN. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF AMERICAN HOME DATED [            ], 2003, SOLICITING PROXIES FOR THE SPECIAL MEETING.

All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement thereof are hereby revoked.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE DATE, SIGN AND MAIL YOUR

PROXY CARD BACK AS SOON AS POSSIBLE!

SPECIAL MEETING OF STOCKHOLDERS

AMERICAN HOME MORTGAGE HOLDINGS, INC.

OCTOBER 14, 2003

\|/    Please Detach and Mail in the Envelope Provided    \|/

A [X]	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

	FOR	AGAINST	ABSTAIN

1. Reorganization of American Home	☐	☐	☐

2. Issuance of Shares of AHM Investment Corp. Common Stock to Apex Stockholders in the Merger	☐	☐	☐

3. Adoption of Apex’s Stock Option Plan	☐	☐	☐

4. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

SIGNATURES	DATE

NOTE:	PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.

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